EXHIBIT 99.1
Investor Presentation March 2006

Forward-Looking / Non-GAAP Information This presentation includes forward-looking statements. These forward-looking statements include comments with respect to our goals, objectives, expectations, and strategies, and the results of our operations and our business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements. Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. Other specific risks include the following: potential inability to successfully implement our growth business strategy; the integration of businesses we may acquire; our limited operating history; the potential unavailability of external financing; our reliance on brokered deposits; the geographic concentration of our business, commercial real estate and consumer loan portfolios, including our significant concentration in California; the seasonality in our mortgage and commercial businesses; the potential unavailability of single family loans for bulk purchase; the portion of our single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom we do business; credit risk associated with our smaller borrowers in our mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which we are subject; the possibility that our allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of our information systems; the potential inability to obtain the third-party information services on which we rely; and environmental risks associated with foreclosure on real estate properties. We caution that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events. This presentation includes certain non-GAAP financial measures. Incorporated within the exhibits of the press release available on our website is a reconcilement of the non-GAAP financial measures within this presentation. Management believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying performance of the Company because they provide information that shows the financial effect of the reserve recorded on the nonperforming mortgage banker finance loan. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors affecting our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures we have presented in this announcement with announcements by other companies containing the same or similar non-GAAP financial measures.

History Franklin Bank Corp. began operations in April 2002 and was founded for the purpose of creating a Texas based community bank that concentrates its activities outside the major metropolitan areas. Franklin Bank Corp. began trading on the NASDAQ in December 2003 under the ticker symbol FBTX. Franklin Bank Corp. is currently included within the Russell 3000 Index, Russell 2000 Index, Russell Microcap Index, the American Community Bankers' Index, and the Standard and Poor's SmallCap 600 Index.

Management Team Anthony Nocella Chief Executive Officer & President Andy Black Executive Vice President & Managing Director of Central Texas Dan Cooper Executive Vice President & Managing Director of Mortgage Banking Michael Davitt Executive Vice President & Managing Director of Commercial Lending Max Epperson Executive Vice President, Chief Credit Officer Russell McCann Executive Vice President, Chief Financial Officer Glenn Mealey Executive Vice President & Managing Director of Administration Jan Scofield Executive Vice President & Managing Director of Technology Russell Workman Executive Vice President & Managing Director of East Texas

Board of Directors Lewis Ranieri, Chairman of the Board Anthony Nocella, Chief Executive Officer & President Lawrence Chimerine David Golush James Howard Alan Master Robert Perro William Rhodes John Selman

Mission Develop The Franklin Family of Community Banks, which is supported by lending production Be a low cost producer Provide high-quality customer service Provide excellent return to our investors

2006 Accomplishments Converted First Athens to our technology platform and will begin to realize expense efficiencies by the 2nd quarter 2006. Opened our 7th commercial lending office in the Colorado market Opened our 8th commercial lending office in the Washington D.C. market

2005 Accomplishments Commercial loans have increased 58% from December 31, 2004. Ranked #1 in revenue growth within the Houston Chronicle's Houston 100 list Opened 2 new banking offices in Lakeway and Dripping Springs. Added First National Bank of Athens, Elgin Bank, and 5 banking offices acquired from Washington Mutual to the Franklin Family of Community Banks Closed the NASDAQ Market on August 24, 2005. Added to the S&P SmallCap 600 Index on October 20, 2005

Company Overview

Corporate Locations ^ Corporate Headquarters ^ Community Banking Offices (34) ^ Commercial Lending Offices (8) ^ ^

Business Overview

Community Banking Lead with Lending Commercial, Consumer, Small Business, Business Banking Be the "Trusted Financial Advisor" in the community Provide high quality personalized customer service Bring "big city" banking products to communities Provide specialized products for individual market needs Focus on measuring deposit growth through clear goal setting

Community Banking Advertise using print ads and statement stuffers Begin to roll-out the "Franklin Bank" name through our banking office network after certain standards are met Segment pricing of deposit products within individual markets Cash management sales promotion to new and existing customers Segment customers within individual markets and target products for each group

Community Banking Acquisitions Focus on growing within Texas communities with the following characteristics: Outside large metropolitan areas Significant market share High growth Less Competition

Community Banking Acquisitions Price correctly Make acquisitions that are profitable for Franklin and its shareholders Accretive within the first year Focus on an IRR of 15-20% Consideration will be a combination of stock and cash Larger acquisitions may require additional capital

Core Values We exist to serve our customers and employees with respect and fairness. We will be ethical, forthright, and honest in all things. We will foster innovation and open communication. We will recognize each individual's contribution. We will proactively help others to succeed.

Name Acquisition Date Assets Deposits Franklin Bank April 2002 $62.3MM $58.5MM Highland Lakes Bank April 2003 $83.6MM $72.9MM Jacksonville Savings Bank December 2003 $467.6MM $399.8MM Lost Pines National February 2004 $40.3MM $36.5MM Cedar Creek Bank December 2004 $104.9MM $93.2MM First National Bank of Athens May 2005 $217.7MM $189.7MM Elgin Bank of Texas July 2005 $81.7MM $71.1MM Branch Acquisition December 2005 $10.0 MM $274.0 MM TOTALS $1,068.1 MM $1,195.7 MM

Integration Expansion of their products Convert their technology platform to our platform Reorganize manual processes Incorporate the institution into our unique marketing strategy

Community Banking Acquisitions The above map includes our corporate headquarters in Houston, Texas, as well as the 35 community banking offices. well as the 35 community banking offices. well as the 35 community banking offices.

Lending Commercial and Business Commercial Real Estate Builder Lines Mortgage Banker Finance Mortgage

Commercial and Business Relationship-oriented lender with personalized service Experienced lenders with local knowledge Ability to tailor products to meet a variety of customers needs Local decision making

Commercial Real Estate Creative, relationship-oriented lender with an established reputation for prompt delivery and personal service Eligible properties include: retail, multi-family, office, medical office and industrial properties Loan sizes varying based on customer's needs Opportunities are sourced through direct calling, referrals, broker relationships and participations Products focus on flexibility and feature construction acquisition/rehab and intermediate term loans (up to 5 years) as well as secured lines of credit and master credit facilities.

Builder Lines We focus on the high growth markets. Our customers have experienced management and strong financials. We have an experienced team of senior lenders in 8 regional markets plus a correspondent relationship in Atlanta, GA. Texas - Houston Texas - Dallas Florida Arizona Colorado Washington D.C / Baltimore Northeast Midwest

Mortgage Banker Finance Provide financing to mortgage banks Convert mortgage brokers to mortgage bankers Source of deposits Lead with service Experienced team of professionals

Mortgage Act as a liquid "place-holder" Low retail fixed cost structure Relationships with brokers and correspondents throughout Texas and U.S. Offered through community banking offices

Financial Overview

Business Drivers Increase commercial loans Increase non-interest income Improve operating expense ratio Strive to have an efficiency ratio of 50% Increase community banking deposits

Assets 12/31/2002 12/31/2003 12/31/2004 12/31/2005 Total Assets 365681 2251300 3479734 4471252 $'s are in thousands

Net Income for the Years Ended 2002 2003 2004 2005 Adjusted 2005 * Net Income -726 3197 23149 26296 29132 $'s are in thousands * Adjusted for a reserve recorded during the 4th quarter 2005 in the amount of $4.4 million, pre-tax, and $2.8 million after tax.

Commercial & Consumer Loans 12/31/2002 12/31/2003 12/31/2004 12/31/2005 Other than SF Held for Investment 29081 282816 646092 1154159 $'s are in thousands

Community Bank Deposits 12/31/2002 12/31/2003 12/31/2004 12/31/2005 Community Banking 58283 574224 720704 1252915 $'s are in thousands

Looking forward... We expect our earnings for the first quarter to range from $.30 - $.32 per diluted share. We expect our earnings for 2006 to range from $1.45 - $1.50 per diluted share. We expect our commercial loans to increase 60% We expect our deposits to increase 15-20% We expect our net yield to increase slightly.

Looking forward... We will continue to strive to meet our goal to have our efficiency ratio below 50%. We plan to expand our Central Texas network through the opening of three additional de novo community banking offices in 2006. We plan on opening one more regional commercial lending office during 2006. We will continue to pursue additional acquisitions in our market areas.

Develop the best full-service community bank in Texas Provide high-quality customer service through our "Trusted Financial Advisors" Management team and the board of directors have extensive experience with this strategy and Aim to provide better than excellent returns to our investors! Why Franklin Bank?

Thank you for your interest in Franklin Bank (FBTX)!